   This document contains 12 pages.  The exhibit index is located on page 4.
     As filed with the Securities and Exchange Commission on June 4, 1998
                                               Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                     NABI
              (Exact name of issuer as specified in its charter)

            DELAWARE                                59-1212264
  (State or other jurisdiction         (I.R.S. employer identification no.)
of incorporation or organization)

       5800 PARK OF COMMERCE BOULEVARD, N.W., BOCA RATON, FLORIDA  33487
                   (Address of principal executive offices)
                           -------------------------

                          1990 EQUITY INCENTIVE PLAN
                             (Full title of plan)
                              -------------------

             DAVID J. GURY                           Copy to:
                 NABI                       CONSTANTINE ALEXANDER, ESQ.
 5800 PARK OF COMMERCE BOULEVARD, N.W.     NUTTER, MCCLENNEN & FISH, LLP
      BOCA RATON, FLORIDA  33487              ONE INTERNATIONAL PLACE
            (561) 989-5800               BOSTON, MASSACHUSETTS  02110-2699
     (Name, address and telephone                 (617) 439-2000
     number of agent for service)
                              -------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                PROPOSED           PROPOSED
                                                                MAXIMUM            MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT BEING     OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
            BE REGISTERED                 REGISTERED (1)       PER SHARE            PRICE            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value per share                  2,500,000 Shares     $3.24(2)           $8,100,000(2)          $2,389.50
========================================================================================================================

(1) This Registration Statement covers 2,500,000 shares of Common Stock which may be issued under Nabi's 1990 Equity Incentive Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 based upon the weighted average of (i) 241,626 shares underlying awards made under the Plan having a per share exercise price of $3.4375, and (ii) 2,258,374 shares underlying awards to be made under the Plan at an assumed per share exercise price of $3.21875, representing the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on June 2, 1998.

===============================================================================

                        ------------------------------

   In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statements on Form S-8 (File Nos. 33-42224, 33-64092, 33-60795 and 33-65069) relating to the registrant's 1990 Equity Incentive Plan
  (the "Prior Form S-8s") are incorporated by reference in this Registration
                                  Statement.

                        ------------------------------

     In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8s:


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 4th day of June 1998.

                                        NABI


                                        By: /s/ David J. Gury
                                           -----------------------------------
                                            David J. Gury
                                            Chairman, President and Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURES                                       TITLE                     DATE
---------------------------------  ---------------------------------  ---------------

 /s/ David J. Gury                 Chairman of the Board, President,  June 4, 1998
---------------------------------  Chief Executive Officer
        David J. Gury

/s/ Thomas H. McLain               Senior Vice President, Corporate   June 4, 1998
---------------------------------  Services and Chief Financial
     Thomas H. McLain              Officer

 /s/ Lorraine M. Breece            Controller and Principal           June 4, 1998
---------------------------------  Accounting Officer
        Lorraine M. Breece

 /s/ John C. Carlisle              Executive Vice President,          June 4, 1998
---------------------------------  Director
        John C. Carlisle

 /s/ Joseph C. Cook, Jr.           Director                           June 4, 1998
---------------------------------
        Joseph C. Cook, Jr.

                                   Director
---------------------------------
        Richard A. Harvey, Jr.

 /s/ David L. Castaldi             Director                           June 4, 1998
---------------------------------
        David L. Castaldi

 /s/ David A. Thompson             Director                           June 4, 1998
---------------------------------
        David A. Thompson

                                   Director
---------------------------------
        George W. Ebright

                                   Director
---------------------------------
        Brian H. Dovey

 /s/ Linda Jenckes                 Director                           June 4, 1998
---------------------------------
        Linda Jenckes

                                 EXHIBIT INDEX

Exhibit No.    Title                                           Page
----------     -----                                           ----

Exhibit 4.1    1990 Equity Incentive Plan, as amended to date   5

Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP        11

Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP        Contained in
                                                               Exhibit 5

Exhibit 23.2   Consent of Price Waterhouse LLP                 12